Date:             April 10, 2003

Subject:          Baldor Electric Company
                  1st Quarter 2003 Results and Discussion

Page:             1 of 3

Fort Smith, Arkansas - Baldor Electric Company (NYSE:BEZ) markets,  designs, and manufactures  electric motors,  drives, and generators and is based in Fort Smith, Arkansas.  Today Baldor announced the results of the first quarter of 2003.
                                                      1st Quarter
(in thousands except per share data)              2003            2002
                                            ---------------------------------
                                                     13 weeks ended             %
                                               Mar 29 2003     Mar 30 2002    Change
                                            -------------------------------------------

Net Sales                                         $137,389       $133,510        3%
Cost of Sales                                       99,899         96,354
                                            ---------------------------------
Gross Profit                                        37,490         37,156        1%
SG&A                                                26,006         26,580
                                            ---------------------------------
Operating Profit                                    11,484         10,576        9%
Other (Income) Expense                                 372            715
Profit Sharing                                       1,352          1,245
                                            ---------------------------------
Earnings Before Income Taxes                         9,760          8,616       13%
Income Taxes                                         3,625          3,189
                                            ---------------------------------
Net Earnings                                     $   6,135       $  5,427       13%
                                            =================================

Earnings Per Share - Diluted                         $0.181        $0.157       15%
Dividends Per Share                                  $0.13         $0.13         0%

Average Shares Outstanding                          33,882        34,557       - 2%

In commenting on the results,  John McFarland,  President and CEO, stated, "First quarter sales increased 3% and net earnings increased
13% over 2002 levels while earnings per share  increased 15% to $0.18.  Our operating  margin of 8.4% was an improvement  over the 7.9%
margin of the first quarter 2002 and a continuing improvement over the fourth quarter of 2002."  (see graph below)

            Operating Margins
-------------------------------------------
------------- --------------- -------------

                  Sales        Operating
              (in millions)     Margins
              --------------- -------------

Q1  `02           $ 133          7.9%
Q2  `02           $ 145          9.4%
Q3  `02           $ 135          7.3%
Q4  `02           $ 136          8.3%
Q1  `03           $ 137          8.4%

                                                         (continued on page 2)
Date:             April 10, 2003

Subject:          Baldor Electric Company
                  1st Quarter 2003 Results and Discussion

Page:             2 of 3

McFarland  also  commented,  "Our strong  balance  sheet allowed us to repurchase  1.5 million  shares of our stock and acquire  Energy
Dynamics, Inc., a generator manufacturer, during the quarter."

R. S. Boreham,  Jr.,  Chairman,  commented,  "We are pleased this was our second quarter in a row with  increasing  sales.  Our success with new products and new customers makes us believe we are gaining market share in this tough environment."

We have prepared answers to a list of questions often asked by shareholders.

Q ...  How were incoming orders for the first quarter of 2003?

We were  encouraged  by incoming  order rates during the first two months of the quarter;  however,  we saw a slow down during the last few weeks of the  quarter.  Compared to the first  quarter of 2002,  incoming  orders were flat.  Compared  with the fourth  quarter of
2002, incoming orders were up 3%.

Q ...  How does your balance sheet look?

Even though we invested  $35 million in the  repurchase  of 1.5 million  shares of our stock and the  acquisition  of Energy  Dynamics,
Inc.,  our balance sheet remains  strong with nearly $30 million in cash. We also  improved cash flow from  operations  through  better management of our receivables and inventories compared to last year.

                                       Balance Sheet Summary
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

(in thousands)                                           2003             2002            2002
                                                   --------------------------------------------------
                                                   --------------------------------------------------
                                                      Mar 29 2003     Dec 28 2002     Mar 30 2002
                                                   --------------------------------------------------
                                                   --------------------------------------------------
Cash & marketable securities                           $   29,260       $   51,670      $   24,527
Receivables                                                88,151           83,630          90,430
Inventories                                               115,837          113,140         123,571
Working capital                                           172,117          199,023         188,740
Long-term debt                                            105,564          105,285         107,172
Shareholders' equity                                      250,533          274,598         265,380
Cash flow from operations (Year to date)                   16,167           53,574           5,185

Q ...  Where did you see improvement during the quarter?

Motor and drives sales were  relatively  flat compared to the first quarter 2002.  Generator  sales increased from $3.3 million to $6.0 million not including the acquisition of Energy Dynamics, Inc.

                                                         (continued on page 3)
Date:             April 10, 2003

Subject:          Baldor Electric Company
                  1st Quarter 2003 Results and Discussion

Page:             3 of 3

Q ...  How are inventory levels?

We have  improved  our raw  material  inventory  turns and our  finished  goods  inventories  are in  excellent  shape.  We believe our customers continue to maintain low inventories.

Q ...  How is the drives business?

Profitability,  quality,  and inventory  management  all improved  during the quarter.  Incoming  orders have also  recently  improved, including an order for a single motor control valued at $165,000, our largest ever.

Q ...  Did you introduce any new products this quarter?

On February 13, 2003, we announced the purchase of Energy Dynamics,  Inc., of Mukwonago,  Wisconsin.  This acquisition added generators in the 200 kW to 2000 kW sizes.  Combined with Opti-GEN(R),  our new standby  generator  utilizing  adjustable speed  technology,  we now offer a broad range of  generators  from 1.3 kW to 2000 kW. We recently  introduced a new linear  hybrid  stepper  motor that  provides improved performance at a lower cost.  In addition, we continue to expand our capability to manufacture custom motors and drives.

Q ...  Are you continuing to gain new customers?

We were very  successful  last year in gaining new customers.  This success has continued in the first quarter of 2003 and causes us to believe we are gaining market share.

Q ...  When will you update us again?

Our annual  Shareholders'  Meeting  will be held at 10:30 a.m.  (local  time) on Saturday,  May 3, 2003,  at the Fort Smith  Convention
Center.  The  Shareholders'  Meeting will be immediately  followed by a Trade Show that will showcase all of our facilities and product lines, as well as many of our key suppliers, in one location.  Please call 479-646-4711 to RSVP your attendance.

This document contains  statements that are  forward-looking,  i.e. not historical  facts. The  forward-looking  statements  (generally identified by words or phrases indicating a projection or future expectation such as "outlook",  "optimistic",  "trends", "expect(s)'',
"assuming",  "expectations",  ``forecasted",  "estimates", "expected") are based on the Company's current expectations and some of them are subject to risks and  uncertainties.  Accordingly,  you are cautioned that any such forward  looking  statements are not guarantees of future  performance and involve risks and  uncertainties,  and that actual results may differ materially from those projected in the forward looking  statements as a result of various factors.  The factors that might cause such differences  include,  among others, the following:  (i) changes in economic  conditions,  (ii)  developments  or new  initiatives by our competitors in the markets in which we compete,  (iii)  fluctuations in the costs of select raw materials,  (iv) the success in increasing  sales and maintaining or improving the  operating  margins  of the  Company,  and (v)  other  factors  including  those  identified  in the  Company's  filings  made from time-to-time  with the Securities  and Exchange  Commission.  These  statements  should be read in conjunction  with the Company's most recent  annual  report (as well as the  Company's  Form 10-K and other  reports  filed with the  Securities  and  Exchange  Commission)
containing a discussion of the Company's business and of various factors that may affect it.

For more information contact:

R. S. Boreham, Jr..........Chairman                       Baldor Electric Company              Phone:     479-646-4711
John A. McFarland..........President & CEO                P O Box 2400                         Fax:       479-648-5752
Ronald E. Tucker...........CFO & Secretary                Fort Smith, Arkansas 72902           Website:   www.baldor.com